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                                                                 Exhibit 4(c)(8)

INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE ("this Instrument"), dated as of November 30, 2001 among Xerox Corporation (the "Company"), Bank One, N.A. (as successor by merger with The First National Bank of Chicago), a national banking association duly organized and existing under the laws of the United States, having its principal Corporate Trust Office at c/o 100 East Broad Street, 8th Floor, Columbus, Ohio, 43215 ("Bank One"), and Wells Fargo Bank Minnesota, National Association, a national banking association duly organized and existing under the laws of the United States, having its principal office at Wells Fargo Center, Sixth Street and Marquette Avenue; N9303-120, Minneapolis, Minnesota 55479 ("Wells Fargo").

                                    RECITALS:

A. Property Trustee and Capital Securities
   ---------------------------------------

   1. Xerox Capital Trust I (the "Trust"), a Delaware statutory business trust, was established pursuant to an Amended and Restated Declaration of Trust, dated as of January 29, 1997 (the "Declaration of Trust") among Administrative Trustees named therein (the "Administrative Trustees"), Bank One, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and the Company, as sponsor (in such capacity, the "Sponsor").

   2. Pursuant to the Declaration of Trust, the Trust issued $650,000,000 aggregate principal amount at maturity of its 8% Series A Capital Securities ("Series A Capital Securities") and $20,103,000 aggregate principal amount at maturity of its 8% Series A Common Securities ("Series A Common Securities").

   3. Pursuant to the terms and conditions of the Prospectus dated May 9, 1997 of the Trust and the Company (the "Exchange Offer Prospectus"), the Declaration of Trust, the Series A Capital Securities Guarantee (as defined below) and the Indenture (as defined below), the Trust issued (a) $649,200,000 aggregate principal amount at maturity of its 8% Series B Capital Securities ("Series B Capital Securities" and, together with the Series A Capital Securities, the "Capital Securities") in exchange for $649,200,000 aggregate principal amount at maturity of its 8% Series A Capital Securities and (b) $20,103,000 aggregate principal amount at maturity of its 8% Series B Common Securities ("Series B Common Securities" and, together with the Series A Common Securities, the "Common Securities") in exchange for $20,103,000 aggregate principal amount at maturity of its 8% Series A Common Securities.

   4. Pursuant to the Declaration of Trust, the Trust appointed Bank One as the Property Trustee of the Trust (in such capacity, the "Property Trustee"), and as the Registrar, Paying Agent and Exchange Agent for the Capital Securities (in such capacities, the "Registrar", the "Paying Agent" and the "Exchange Agent", respectively), and the Trust acts as the Paying Agent, Registrar and Exchange Agent for the Common Securities;

   5. The Declaration of Trust provides that (i) the Property Trustee may resign as such by an instrument in writing signed by the resigning Property Trustee and delivered to the Sponsor and the Trust, which resignation to be effective upon appointment of a successor Property Trustee and acceptance of such appointment by instrument signed by such successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee, and (ii) the Paying Agent may resign as such for the Capital Securities upon 30 days' written notice to the Administrative Trustees.

   6. The Declaration of Trust provides that (i) unless an Event of Default (as defined therein) shall have occurred and be continuing, trustees, including the Property Trustee, may be appointed or removed without cause at

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any time by vote of the holders of a majority in liquidation amount of the
Common Securities and (ii) the Administrative Trustees, on behalf of the Trust, are authorized to appoint the Registrar, Paying Agent and Exchange Agent for the Capital Securities.

   7. Bank One wishes to resign as the Property Trustee and as the Registrar, Paying Agent and Exchange Agent for the Capital Securities; and the Company, as the sole holder of the Common Securities, wishes to appoint Wells Fargo as the successor Property Trustee, and the undersigned Administrative Trustee, on behalf of the Trust, wishes to appoint Wells Fargo as the successor Registrar, Paying Agent and Exchange Agent for the Capital Securities.

B. Capital Securities Guarantee
   ----------------------------

   1. Pursuant to the Series A Capital Securities Guarantee Agreement dated as of January 29, 1997, executed and delivered by the Company, as guarantor (in such capacity, the "Guarantor"), Bank One, as trustee, for the benefit of the holders of the Series A Capital Securities (the "Series A Capital Securities Guarantee"), the Guarantor appointed Bank One as guarantee trustee (the "Series A Capital Securities Guarantee Trustee");

   2. Pursuant to the Series B Capital Securities Guarantee Agreement dated as of June 13, 1997, executed and delivered by the Guarantor, Bank One, as trustee, for the benefit of the holders of the Series B Capital Securities (the "Series B Capital Securities Guarantee" and, together with the Series A Capital Securities Guarantee, the "Capital Securities Guarantee"), the Guarantor appointed Bank One as guarantee trustee (the "Series B Capital Securities Guarantee Trustee" and, in its capacity as the Series A Capital Securities Guarantee Trustee and the Series B Capital Securities Guarantee Trustee, the "Capital Securities Guarantee Trustee"); and

   3. The Capital Securities Guarantee provides that the Capital Securities Guarantee Trustee may resign as such by an instrument in writing signed by the Capital Securities Guarantee Trustee and delivered to the Guarantor, which resignation to be effective upon appointment of a successor Capital Securities Guarantee Trustee and acceptance of such appointment by instrument signed by such successor Capital Securities Guarantee Trustee and delivered to the Guarantor and the resigning Capital Securities Guarantee Trustee.

   4. Bank One wishes to resign as the Capital Securities Guarantee Trustee, and Guarantor wishes to appoint Wells Fargo as the successor Capital Securities Guarantee Trustee.

C. Subordinated Debentures
   -----------------------

   1. Bank One has been appointed as trustee (in such capacity, the "Debenture Trustee") under the Indenture dated as of January 29, 1997 (the "Indenture"), between the Company and such Debenture Trustee, pursuant to which the Company issued $650,000,000 in aggregate principal amount at maturity of 8% Series A Junior Subordinated Debentures due February 1, 2027 (the "Series A Subordinated Debentures").

   2. Pursuant to the terms and conditions of the Exchange Offer Prospectus, the Declaration of Trust, the Series A Capital Securities Guarantee and the Indenture, the Trust issued $649,200,000 aggregate principal amount at maturity of its 8% Series B Subordinated Debentures ("Series B Subordinated Debentures" and, together with the Series A Subordinated Debentures, the "Subordinated Debentures") in exchange for $649,200,000 aggregate principal amount at maturity of its 8% Series A Subordinated Debentures.

   3. Bank One, as the Debenture Trustee, also acts as the Authenticating

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Agent, Paying Agent, Transfer Agent or Security Registrar for the Subordinated
Debentures under the Indenture.

   4. The Indenture provides that the Debenture Trustee may resign as such by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of the Trust, the sole registered holder of the Subordinated Debentures, which resignation to be effective upon appointment of a successor Debenture Trustee and acceptance of such appointment by instrument signed by such successor Debenture Trustee and delivered to the Company and the resigning Debenture Trustee.

   5. Bank One wishes to resign as the Debenture Trustee, and as the Authenticating Agent, Paying Agent, Transfer Agent or Security Registrar for the Subordinated Debentures, and the Company wishes to appoint Wells Fargo as the successor Debenture Trustee, and as the successor Authenticating Agent, Paying Agent, Transfer Agent or Security Registrar for the Subordinated Debentures.

D. Bank One, in its capacities as the resigning Property Trustee, the resigning Registrar, Paying Agent and Exchange Agent for the Capital Securities, the resigning Capital Securities Guarantee Trustee, the resigning Debenture Trustee and the resigning Authenticating Agent, Paying Agent, Transfer Agent or Security Registrar for the Subordinated Debentures, collectively, is hereinafter referred to as the "Resigning Trustee"; and Wells Fargo, in its capacities as the successor Property Trustee, the successor Registrar, Paying Agent and Exchange Agent for the Capital Securities, the successor Capital Securities Guarantee Trustee, the successor Debenture Trustee and the successor Authenticating Agent, Paying Agent, Transfer Agent or Security Registrar for the Subordinated Debentures, collectively, is hereinafter referred to as the "Successor Trustee".

NOW, THEREFORE, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby covenanted, declared and decreed by the Company, the Sponsor, the Guarantor, the Trust, the Successor Trustee and the Resigning Trustee as follows:

1. Property Trustee; and Registrar, Paying Agent and Exchange Agent for the Capital Securities.

   (a) Bank One hereby resigns, and hereby gives notice of its resignation, as the Property Trustee and as the Registrar, Paying Agent and Exchange Agent for the Capital Securities, such resignation to be effective as of the date hereof upon the execution and delivery of this Instrument by all the parties hereto. Simultaneously with the execution and delivery of this Instrument by all the parties hereto, (i) the undersigned Administrative Trustee, on behalf of the Trust, hereby waives any requirement relating to any prior notice of resignation of Bank One as Registrar, Paying Agent and Exchange Agent for the Capital Securities and (ii) each of the Trust, the Sponsor, Bank One, as the resigning Property Trustee and as the Registrar, Paying Agent and Exchange Agent for the Capital Securities, and Wells Fargo, as the successor Property Trustee and as the Registrar, Paying Agent and Exchange Agent for the Capital Securities, hereby acknowledges its receipt of notice of resignation and appointment.

   (b) The Trust hereby appoints Wells Fargo, and Wells Fargo hereby accepts appointment, as the successor Property Trustee and as the Registrar, Paying Agent and Exchange Agent for the Capital Securities.

2. Capital Securities Guarantee Trustee.

   (a) Bank One hereby resigns, and gives notice of its resignation, as the Capital Securities Guarantee Trustee, such resignation to be effective as of the date hereof upon the execution and delivery of this Instrument by all the parties hereto. Simultaneously with the execution and delivery of this

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Instrument by all the parties hereto, each of the Guarantor, Bank One, as the resigning Capital Securities Guarantee Trustee, and Wells Fargo, as the successor Capital Securities Guarantee Trustee, hereby acknowledges its receipt of notice of resignation and appointment.

   (b) The Guarantor hereby appoints Wells Fargo, and Wells Fargo hereby accepts appointment, as the successor Capital Securities Guarantee Trustee.

3. Debenture Trustee; and Authenticating Agent, Paying Agent, Transfer Agent or Security Registrar for the Subordinated Debentures.

   (a) Bank One hereby resigns, and gives notice of its resignation, as the Debenture Trustee, Authenticating Agent, Paying Agent, Transfer Agent or Security Registrar for the Subordinated Debentures, such resignation to be effective as of the date hereof upon the execution and delivery of this Instrument by all the parties hereto. Simultaneously with the execution and delivery of this Instrument by all the parties hereto, each of the Company, Bank One, as the resigning Debenture Trustee, Authenticating Agent, Paying Agent, Transfer Agent or Security Registrar for the Subordinated Debentures, and Wells Fargo, as the successor Debenture Trustee, Authenticating Agent, Paying Agent, Transfer Agent or Security Registrar for the Subordinated Debentures, hereby acknowledges its receipt of notice of resignation and appointment.

   (b) The Guarantor hereby appoints Wells Fargo, and Wells Fargo hereby accepts appointment, as the successor Debenture Trustee, Authenticating Agent, Paying Agent, Transfer Agent or Security Registrar for the Subordinated Debentures.

4. The Resigning Trustee hereby grants, gives, bargains, sells, remises, releases, conveys, confirms, assigns, transfers and sets over to the Successor Trustee as such successor trustee and its successors and assigns all rights, title and interest of the Resigning Trustee in and to the trust estate and all rights, powers and trusts, under the Indenture, Declaration of Trust and Guarantee Agreement; and the Resigning Trustee does hereby pay over, assign and deliver to the Successor Trustee any and all money, if any, and property, if any, held by the Resigning Trustee; and the Company for the purpose of more fully and certainly vesting in and confirming to the Successor Trustee said estate, properties, rights, powers and, at the request of the Successor Trustee, joins in the execution hereof.

5. Notwithstanding the resignation of the Resigning Trustee as Trustee under the Indenture, Declaration of Trust and Guarantee Agreement the Company shall remain obligated under the Indenture, Declaration of Trust, and Guarantee Agreement to compensate and reimburse the Resigning Trustee in connection with its Trusteeship under the Indenture.

6. The Resigning Trustee agrees to pay or indemnify, as applicable, the Successor Trustee and hereby saves the Successor Trustee harmless from and against any and all costs, claims, liabilities, losses or damages whatsoever arising out of the Resigning Trustee's actions or omissions during its tenure as Successor Trustee under the Indenture, Declaration of Trust, and Guarantee Agreement (including the reasonable fees, expenses and disbursements of counsel and other advisors of the Successor Trustee) that the Successor Trustee might suffer or incur arising out of actual, alleged or adjudicated actions of omissions of the Resigning Trustee. The Resigning Trustee will furnish to the Successor Trustee, promptly after receipt, all papers with respect to any action the outcome of which would make the indemnity provided for in this paragraph operative. The Resigning Trustee will have the right to provide its own defense and to select counsel and other advisors for the Successor Trustee in any such action. The Resigning Trustee and Successor Trustee hereby agree that the indemnities provided for in this paragraph shall apply only to claims, demands and actions that are made or brought against the Successor Trustee on or before the expiration of the period established by a statute of

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limitations (the "Statute of Limitations Period") adjudicated by any final order of a court of competent jurisdiction to be applicable to such claim, demand or action. The Resigning Trustee and the Successor Trustee further hereby agree that the indemnities provided for in this paragraph shall not apply to any claims, demands or actions brought against the Successor Trustee after the expiration of an applicable Statute of Limitations Period, as determined by a court of competent jurisdiction in any claim, demand or action brought against the Successor Trustee.

7. The Company represents and warrants to the Successor Trustee that:

   a. It is duly organized and validly existing;

   b. It has not entered into any amendment or supplement to the Indenture, Declaration of Trust, or Guarantee Agreement, and the Indenture, Declaration of Trust, and Guarantee Agreement are in full force and effect;

   c. It has performed and fulfilled each covenant and condition on its part to be performed or fulfilled under the Indenture, Declaration of Trust, and Guarantee Agreement;

   d. The execution and delivery of this Instrument and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any contract, agreement, indenture or other instrument (including, without limitation, its certificate of incorporation and by- laws) to which it is a party or by which it or its property is bound, or any judgment, decree or order of any court or governmental agency or regulatory body or law, rule or regulation applicable to it or its property;

   e. The Debentures are validly issued securities of the Company; and

   f. The Trust Securities are validly issued securities of the Trust.

8. The Company hereby certifies that the person signing this Instrument on behalf of the Company is authorized to, among other things: (a) accept Resigning Trustee's resignation as Trustee under the Indenture, Declaration of Trust, and Guarantee Agreement; (b) appoint Wells Fargo Bank Minnesota, National Association as the Successor Trustee under the Indenture, Declaration of Trust, and Guarantee Agreement; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Wells Fargo Bank Minnesota, National Association as Successor Trustee under the Indenture, Declaration of Trust, and Guarantee Agreement;

9. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

   a. There is no action, suit or proceeding pending or, to the best of the knowledge of the Resigning Trustee threatened, against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Successor Trustee under the Indenture, Declaration of Trust, and Guarantee Agreement;

   b. It has made, or promptly will make, available to the Successor Trustee originals, if available, or copies in its possession, of all Documents relating to the trusts created by the Indenture, Declaration of Trust, and Guarantee Agreement (the "Trusts") and all information in the possession of its corporate trust administration department relating to the administration and status of the Trusts and will furnish to the Successor Trustee such Documents or information on or before the Effective Date;

   c. On and as of the date hereof, the aggregate principal amount at maturity of the following securities with the following CUSIP numbers are outstanding:

      (1) Series A Capital Securities:        $  800,000, CUSIP 984119AA5;

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      (2) Series B Capital Securities:        $649,200,000, CUSIP 984119AC1;
      (3) Series A Common Securities:                 None;
      (4) Series B Common Securities:         $ 20,103,000, CUSIP 9XCAPIG53;
      (5) Series A Subordinated Debentures:   $    800,000; and
      (6) Series B Subordinated Debentures:   $649,200,000;

   d. On and as of the date hereof, the registered holder of the following securities in the following denominations ($ in principal amount at maturity) is as follows:

      (1) Series A Capital Securities:          Cede & Co., in a single
                                                denomination of $800,000;

      (2) Series B Capital Securities:          Cede & Co., in denominations
                                                of $200,000,000, $200,000,000,
                                                $200,000,000 and $49,200,000;

      (3) Series A Common Securities:           None;

      (4) Series B Common Securities:           the Company, in a single
                                                denomination of $20,103,000;

      (5) Series A Subordinated Debentures:     the Property Trustee, in a
                                                single denomination of
                                                $800,000; and

      (6) Series B Subordinated Debentures:     the Property Trustee, in a
                                                single denomination of
                                                $649,200,000;

   e. All interest on each of the Series A Capital Securities, Series B Capital Securities, Series A Subordinated Debentures and Series B Subordinated Debentures accrued through August 1, 2001 has been paid.

   f. No covenant or condition contained in the Indenture, the Subordinated Debentures, the Declaration of Trust, the Capital Securities, the Common Securities or the Capital Securities Guarantee Agreement has been waived by the Resigning Trustee in its applicable capacity thereunder or to the best of the knowledge of the Resigning Trustee, by the security holders of the percentage in aggregate principal amount at maturity of the securities required by the Indenture, the Subordinated Debentures, the Declaration of Trust, the Capital Securities, the Common Securities or the Capital Securities Guarantee Agreement to effect any such waiver.

   g. To the best of its knowledge, the Resigning Trustee has lawfully discharged its duties as the Resigning Trustee.

   h. None of the Indenture, the Subordinated Debentures, the Declaration of Trust, the Capital Securities, the Common Securities or the Capital Securities Guarantee Agreement has been amended or modified in any respect, and each such agreement and instrument is in full force and effect on the date hereof.

   i. To the best of the Resigning Trustee's knowledge, there is no default or Event of Default that currently exists under the Indenture, the Subordinated Debentures, the Declaration of Trust, the Capital Securities, the Common Securities or the Capital Securities Guarantee Agreement.

10. The Successor Trustee represents and warrants to the Resigning Trustee, and the Trust, the Sponsor, the Guarantor and the Company on and as of the date hereof that:

   a. The execution, delivery and performance by it of this Instrument have been duly authorized by all necessary corporate action on its part; this Instrument has been duly executed and delivered by it and constitutes it legal, valid and binding obligation, enforceable against it in accordance with

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its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

    b. The execution, delivery and performance of this Instrument by it do not conflict with or constitute a breach of its charter or by-laws; and

    c. No consent, approval or authorization of, or registration with or notice to, any federal banking authority is required for the execution, delivery or performance by it this Instrument;

    d. It is a national banking association with trust powers and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration of Trust, the Series A and Series B Capital Securities Guarantees, and the Indenture;

    e. It is a corporation organized and doing business under the laws of the United States of America, authorized under such laws to exercise corporate trust powers, having, on the date hereof and as of the end of the fiscal year for which its most recent annual report was published, a combined capital and surplus of at least US$50,000,000, and subject to supervision or examination by the federal government of United States of America, or any State or territory thereof or the District of Columbia;

    f. It does not have any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act; and

    g. It is not an affiliate (as defined under Rule 405 under the Securities Act of 1933, as amended) of the Trust, the Capital Securities Guarantor or the Company.

11. The Company and the Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee, the rights, powers and trusts being conferred upon the Successor Trustee in accordance with the terms of this Instrument, agree, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required for more fully and certainly vesting and confirming to the Successor Trustee all rights, powers and trusts which the Resigning Trustee now holds under and by virtue of the Indenture, the Subordinated Debentures, the Declaration of Trust, the Capital Securities, the Common Securities or the Capital Securities Guarantee Agreement.

12. All notices, whether faxed or mailed will be deemed received when sent pursuant to the following instructions:

    TO BANK ONE, N.A.:
    Jeffrey A. Ayres
    Director and Vice President
    100 E. Broad Street, 8th Floor
    Columbus, OH 43215
    TO THE COMPANY, SPONSOR, GUARANTOR AND HOLDER OF COMMON SECURITIES

    Xerox Corporation
    P.O. Box 1600
    800 Long Ridge Road
    Stamford, CT 06904
    Attn: Treasurer
    Fax:  (203) 968-4373
    Telephone: (203) 968-4489

    TO THE TRUST:
    Xerox Capital Trust I

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    c/o Xerox Corporation
    P.O. Box 1600
    800 Long Ridge Road
    Stamford, CT 06904
    Attn: Treasurer
    Fax:  (203) 968-4373
    Telephone: (203) 968-4489

    TO WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
    Jane Schweiger
    Assistant Vice President
    Wells Fargo Bank Minnesota, N.A.
    Sixth Street and Marquette Avenue; N9303-120
    Minneapolis, MN  55479
    FAX: (612) 667-9825
    Phone (612) 667-2344

12. This Instrument may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

13. This Instrument shall be governed by and construed in accordance with the laws of the State of New York.

    IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.

                                      XEROX CORPORATION,
                                      as the Company, Sponsor, Guarantor
                                      and Sole Holder of Common Securities

                                      By_________________________________
                                        Name:  Gregory B. Tayler
                                        Title: Vice President and Treasurer


                                      ___________________________________
                                      Eunice M. Filter,
                                      as Administrative Trustee for
                                      Xerox Capital Trust I


                                      BANK ONE, N.A.
                                      as Resigning Trustee

                                      By_________________________________
                                               Authorized Signer


                                      WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION,
                                      as Successor Trustee

                                      By_________________________________
                                               Authorized Signer